Exhibit 10.30

CYABRA STRATEGY LTD.

ADDENDUM - U.S. TAXPAYERS

TO THE 2020 SHARE OPTION PLAN

CYABRA STRATEGY LTD.

ADDENDUM - U.S. TAXPAYERS

To The 2020 Share Option Plan

(a) This Addendum (the “U.S. Addendum”) is part of the “2020 Share Option Plan” (the “Plan”) adopted by Cyabra Strategy Ltd. (the “Company”), and is effective as of ________ __, 2022 (the “Effective Date”).

(b) The U.S. Addendum governs grants of Options (as such term is defined below) by the Company to Participants (as such term is defined below) who are United States citizens, who are resident aliens of the United States of America for United States federal income tax purposes or are otherwise subject to taxation in the United States of America with respect to the Options (as defined in Section 1 below). Further, as specified herein, certain provisions apply only to persons who are residents of the State of California.

(c) This U.S. Addendum applies with respect to an award of an Option granted under the Plan. The purpose of this U.S. Addendum is to establish certain rules and limitations applicable to an award of Options that may be granted to Participants from time to time, in compliance with Applicable Law (including securities laws). Except as otherwise provided by this U.S. Addendum, all Options granted pursuant to this U.S. Addendum shall be governed by the terms of the Plan.

(d) The provisions of this U.S. Addendum shall supersede and govern in the case of any inconsistency between the provisions of this U.S. Addendum and the provisions of the Plan, provided, however, that this U.S. Addendum shall not be construed to grant any rights not consistent with the terms of the Plan, unless specifically provided herein.

(e) The titles and headings of the sections in this U.S. Addendum are for convenience of reference only, and in the event of any conflict, the text of this U.S. Addendum, rather than such titles or headings, shall prevail.

1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to awards of Options made pursuant to this U.S. Addendum:

“Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in such unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided that each corporation in the unbroken chain (other than the last corporation), owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine: (i) the time or times at which the ownership requirements set forth above are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

“Applicable Law” means the laws, statutes or regulation of any governmental authority of the State of Israel and the United States, as are in effect from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director (as such term is defined below) or consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, that if the corporation for which a Participant is rendering service ceases to qualify as an Affiliate, as shall be determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date upon which such corporation ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, each in its\his sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by such party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of calculating the vesting in an Option granted only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

“Director” means a member of the Board.

“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

“Employee” means any person employed by the Company or an Affiliate. However, the provision of services solely as a Director, or payment of a fee for such service, shall not cause the Director to be considered an “Employee” for purposes of the Plan and the U.S. Addendum.

“Exercise Price” means the price per share at which a Participant holding an award of Options may purchase Shares issuable with respect to such award of Options, which price shall be no less than the Fair Market Value of a Share on the Grant Date.

Notwithstanding Section 2.1 of the Plan, for purposes of this U.S. Addendum, “Fair Market Value” shall mean, as of any date, the value of the Shares determined as follows: (i) if the Company’s shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price of such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board or the Administrator deems reliable; or (ii) if the Company’s shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Company’s shares on the last market trading day prior to the day of determination; or (iii) in the absence of an established market for the Company’s shares, the Fair Market Value shall be determined in good faith by the Board or the Administrator (including in accordance with an independent third party valuation of the Company which may be obtained by the Board or the Administrator). Without derogating from the above, the Fair Market Value shall be in compliance with Section 409A of the Code, or in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

“Grant Date” means the date that an Option grant becomes effective pursuant to the Company’s corporate governance provisions, the language of the Plan and the U.S. Addendum and other Applicable Laws that specify the actions required in order to effect the grant of an Option under the Plan and the U.S. Addendum.

“Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

“Nonqualified Stock Option” or “NSO” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option to purchase Shares granted pursuant to the Plan.

“Option Agreement” means a written agreement between the Company and the Participant evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and the U.S. Addendum.

“Optionee” means a Participant holding an Option.

“Participants” means Employees, Directors and other individuals and entities who are United States citizens or who are resident aliens of the United States for United States federal income tax purposes, and who render services to the management, operation or development of the Company or an Affiliate and who have contributed or may be expected to contribute materially to the success of the Company or an Affiliate, to whom Options shall be granted under the Plan and the U.S. Addendum by the Board or the Administrator.

“Section 25102(o)” means Section 25102(o) of the California Corporations Code and the provisions of the regulations incorporated by reference therein.

“Section 25102(o) Option” means an Option intended to comply with the exemption from California’s securities qualification requirements afforded by Section 25102(o).

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares constituting more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any Affiliate.

“Underlying Shares” means Shares issued or to be issued upon exercise of Options in accordance with the Plan and the U.S. Addendum.

2. Grant of Options

(a) Every Option granted to a Participant shall be evidenced by an Option Agreement in such form as the Board or the Administrator shall approve from time to time, specifying the date in which the Options have been granted, number of Shares that may be purchased pursuant to the award of Options, the time or times at which the Option shall become exercisable in whole or in part, the restrictions on exercise (if any), the Exercise Price of such Options, the term of the Options and such other terms and conditions as the Board or the Administrator shall approve.

(b) The awards of Options granted pursuant to the Plan and the U.S. Addendum shall be treated as either Nonqualified Stock Options or Incentive Stock Options. Incentive Stock Options may only be granted to Employees of the Company or of an Affiliate. To the extent that any Option is not designated as an Incentive Stock Option under the provisions of the Plan, this US Addendum and the Code, it shall be treated as a Nonqualified Stock Option.

(c) Options may be granted at any time after the Plan and the U.S. Addendum have been approved by the necessary corporate bodies of the Company, and all others approvals, consents or requirements necessary by the Applicable Law have been received or met.

3. Total number of Shares reserved under the Plan. Maximum Number of Incentive Stock Options. The total number of Shares reserved and available for grant and issuance under the Plan as of the date of adoption of the U.S. Addendum by the Board, is 182,750. To the extent that an outstanding Option expires or terminates or is cancelled or forfeited, the Shares subject to such Option shall again be available for re-issuance under the Plan. Subject to the Board’s resolutions modifying the number of Shares reserved under the Plan, and to Section 4 of the Plan relating to capitalization adjustments, the maximum number of Shares that may be awarded in the form of Incentive Stock Options under the Plan and the U.S. Addendum is 913,750.

4. Limit on Grant of Incentive Stock Options. To the extent that the aggregate Fair Market Value (as determined as of the Grant Date) of Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and the U.S. Addendum and all other similar types of plans of the Company and/or any Affiliate in which the Optionee participates) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event that the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted. In the event that the Code or the regulations promulgated thereunder are amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will automatically be incorporated herein and will apply to any ISOs granted after the effective date of such amendment.

5. Option Exercise Price. On the Grant Date, the Exercise Price for each Underlying Share subject to a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value per share of such Shares on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Exercise Price lower than as set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424 of the Code. Notwithstanding the above, in the event that the Incentive Stock Option, or if required by Section 25102(o) a NSO that is a Section 25102(o) Option, is granted to a Ten Percent Shareholder, then the Exercise Price for each Share subject to the Incentive Stock Option, or if required by Section 25102(o) a NSO that is a Section 25102(o) Option, shall be no less than 110% of the Fair Market Value of the Shares on the Grant Date.

6. Term of the U.S. Addendum. The Board or the Administrator may suspend or terminate the U.S. Addendum at any time. Unless terminated earlier, the U.S. Addendum shall terminate on the day before the Tenth (10th) anniversary of the earlier of the date the Plan was amended to include the U.S. Addendum, or the date this U.S. Addendum was approved by the Company’s shareholders.

7. Term of Incentive Stock Option. An Incentive Stock Option, or a NSO that is a Section 25102(o) Option (if required by Section 25102(o)), must be exercised by an Optionee within ten (10) years from the Grant Date.

8. Term of Incentive Stock Option to a Ten Percent Shareholder. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option is not exercisable after the expiration of five (5) years from the Grant Date.

9. Exercise of Incentive Stock Option following Termination of Continuous Service. In the event that in accordance with Section 10 of the Plan, an Incentive Stock Option is exercised more than ninety (90) days after an Employee’s termination of Continuous Service, or is exercised more than one (1) year after the termination of Continuous Service because of death or Disability, the Incentive Stock Option shall be treated as a Nonqualified Stock Option and may continue to be exercised during the remaining term of the Option.

10. Transferability. Each Option granted under the U.S. Addendum will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Board or the Administrator pursuant to the terms of any Option Agreement in accordance with Applicable Law. The Plan, the U.S. Addendum and the Option Agreement shall inure to be binding upon a Participant’s heirs, executors, administrators, successors and assigns.

11. Voting Rights. Until the consummation of an IPO, Underlying Shares issued to a Participant shall be voted by an irrevocable proxy assigned to the person or persons designated by the Board in accordance with Section 13.1 of the Plan.

12. Tax Consequences. Any tax consequences arising from the grant or exercise of any Option, from the issuance of the Underlying Shares by the Company, from the sale of the Underlying Shares by the Participant or from any other event or act (of the Company, and/or its Affiliates, and the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates or any other person on their behalf, shall be entitled to withhold taxes according to the requirements under the Code or any Applicable Law including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates or any other person on their behalf and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates or any other person on their behalf may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by the Applicable Law to be withheld with respect to Options granted under the Plan and the U.S. Addendum and the exercise or vesting or sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates or any other person on their behalf the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Underlying Shares, and/or (iii) by causing the exercise of Options and/or the sale of Underlying Shares held by or on behalf of a Participant to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements. In addition, the Participant will be required to pay any amount that exceeds the tax to be withheld and remitted to the tax authorities, pursuant to the Applicable Law.

13. Award not Constituting an Employment or Service Contract. Nothing in the Plan, the U.S. Addendum, the Option Agreement or any Option granted under the Plan and the U.S. Addendum will be deemed to constitute an employment contract or confer or be deemed to confer any right for a Participant to continue in the employ of, or to continue any other engagement with the Company or any Affiliates, or limit in any way the right of the Company or any Affiliate to terminate Participant’s employment or other engagement with the Company or its Affiliates, as the case may be.

14. Rights and Privileges as a Shareholder. Except as otherwise specifically provided in the Plan and the U.S. Addendum, no Participant shall be entitled to the rights and privileges of share ownership in respect of the Underlying Shares that are subject to the grant of Options hereunder until such shares have been issued to that Participant.

15. Data Privacy Consent. In order to administer the Plan, the U.S. Addendum, the Option Agreement and the award of Options, the Company may process personal data regarding the Participant. Such data may include, but is not limited to, the information provided in the Option Agreement and any changes thereto, other appropriate personal and financial data regarding the Participant, including without limitation, the Participant’s home address and telephone number, date of birth, social security or other identification number, salary and other payroll information, nationality, job title, directorships and/or Shares held by such Participant in the Company and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan, the U.S. Addendum, the Option Agreement and the award of Options. By accepting the grant of any Option, the Participant thereby gives explicit consent to the Company (i) to process any such personal data, and (ii) to transfer any such personal data outside the country in which the Participant works, or is employed, to transferees who will include the Company and its Affiliates, and to other persons who are designated by the Company to administer the Participant’s participation in the Plan.

16. Governing Law and Jurisdiction. The U.S. Addendum and the Option Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, United States, without reference to the principles or conflicts of laws thereof.

17. Compliance with Applicable Law. The obligation of the Company to deliver Underlying Shares upon exercise of any Option shall be subject to Applicable Law and to such approvals by governmental agencies as may be required. The U.S. Addendum and the Plan shall be administered and construed such that any Participant granted an Option shall not incur any adverse tax consequences pursuant to Section 409A of the Code. The Board or the Administrator shall have the authority to suspend the application of any provisions of the Plan which could, in its sole discretion, result in adverse tax consequences to any Participant under Section 409A of the Code.

18. Securities Law. Without derogation from any provisions of the Plan and the U.S. Addendum, all grants pursuant to this U.S. Addendum shall be subject to, and in compliance with, the Securities Act of 1933, as amended from time to time, and any applicable Securities Law of the State of Israel and the rules and regulations promulgated thereunder. Participants in the State of California shall only be granted Options that are Section 25102(o) Options unless expressly determined otherwise by the Administrator at the time of grant.

19. Section 25102(o) : Additional Provisions

19.1 While required by Applicable Law, the post-termination exercise period for any Option that is a Section 25102(o) Option granted to a non-officer employee of the Company or an Affiliate shall be not less than thirty (30) days when termination of employment is for any reason other than death, disability or and not less than six (6) months when termination of employment is for death or disability

19.2 No Section 25102(o) Option shall be granted on or after the tenth anniversary of the earlier of the date of: (i) the adoption of this U.S. Addendum by the Board, and (ii) the approval of this U.S. Addendum by the Company’s shareholders.

19.3 Each Section 25102(o) Option granted pursuant to the terms of this U.S. Addendum shall be canceled, and any issuance of Shares pursuant to such Section 25102(o) Option shall be rescinded, if the Plan including this U.S. Addendum is not approved by the Company’s shareholders within twelve (12) months before or after the date the Plan is adopted by the Board. To the extent required by law, at no time shall the total number of Shares which may be issued pursuant to the Plan, or any stock bonus or similar plan of the Company, exceed thirty percent (30%) of the then outstanding securities of the Company (on an as-converted basis in the case of any convertible shares of stock) unless a higher percentage is approved by a two-thirds vote of the outstanding securities then entitled to vote.

20. Effective Date. The U.S. Addendum shall become effective as determined by the Board, but no award of Options shall be exercised unless and until the U.S. Addendum has been approved by the shareholders of the Company, which approval shall be obtained within twelve (12) months before or after the date the Plan was amended to include the U.S. Addendum, as adopted by the Board.

* * * * * *